Exhibit 23.1

Ernst & Young LLP Chartered Accountants Pacific Centre 700 West Georgia Street P.O. Box 10101 Vancouver, BC V7Y 1C7	Phone: (604) 891-8200 Fax: (604) 643-5422

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Experts” and to the use of our report dated October 7, 2005, in the Registration Statement (Form SB-2) and related Prospectus of Xinhua China Ltd. dated March 28, 2006.

Vancouver, British Columbia, Canada                                       /s/ Ernst & Young LLP
March 28, 2006                                                                       Chartered Accountants

A Member of Ernst & Young Global